POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Paige S. Bass, Carolyn C. Cummins or Claudia S. San Pedro as her true and lawful attorney-in-fact (1) to execute for and on behalf of the undersigned any and all Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules under that act; (2) to execute for and on behalf of the undersigned any Form 144 in accordance with Rule 144 under the Securities Act of 1933; (3) to do and perform any and all acts for and on behalf of the undersigned necessary or desirable to complete the execution of any Form 144, 3, 4 or 5 and the timely filing of the form with the United States Securities and Exchange Commission and any other authority; and (4) to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may benefit, serve the best interests, or satisfy any legal obligation of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall appear in the form and shall contain the terms and conditions which the attorney-in-fact may approve in her sole discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper in the exercise of any of the rights and powers granted by this power of attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that the attorney-in-fact (or her substitute or substitutes) lawfully may do or cause by virtue of this power of attorney and the rights and powers granted in this power of attorney.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in that capacity at the request of the undersigned, does not assume any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

Dated this 13th day of January, 2017.

/s/ Christina D. Vaughan
Christina D. Vaughan